UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

May 29, 2020
Date of Report (Date of earliest event reported)

SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400
Dallas	,	Texas	75225
(Address of principal executive offices, including zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 29, 2020, Thomas R. Miller, Chief Financial Officer, and a named executive officer, announced his intention to retire from Sunoco GP LLC, the general partner (the “General Partner”) of Sunoco LP (the “Partnership”), effective as of September 1, 2020. Mr. Miller’s retirement is not the result of any disagreement with the management of the Partnership, the General Partner or the Board of Directors of the General Partner.
In connection with Miller’s retirement, Mr. Miller and the Partnership intend to enter into a Separation and Restrictive Covenant Agreement and Full Release of Claims (the “Separation Agreement”). The Separation Agreement will become effective after execution and the expiration of a seven (7) day revocation period after Mr. Miller’s retirement. The Partnership and Mr. Miller have agreed to the terms of the Separation Agreement, which are substantially the same as the form attached hereto as Exhibit 10.1. The Separation Agreement provides for the following:

•	a one (1) year industry limited non-compete covenant;

•	a one (1) year non-solicit/ non-hire covenant;

•
accelerated vesting of 50,610 restricted units/ restricted phantom units awarded to Mr. Miller under the Sunoco LP 2018 Long-Term Incentive Plan and/or the Sunoco LP 2012 Long-Term Incentive Plan, which number of restricted units/restricted phantom units represent 70% of Mr. Miller’s total unvested units as of his retirement date with remaining unvested restricted units/restricted phantom units to be forfeited;

•	a separation payment equal to three (3) months of Mr. Miller’s salary, less applicable withholdings;

•	a standard release of claims and waivers in favor of the General Partner and the Partnership and its directors, officers and affiliates;

•	a mutual non-disparagement clause; and

•	a confirmation and acknowledgment of Mr. Miller of his obligations with respect to proprietary and confidential information of the Partnership.
The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
This Form 8-K may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. In addition to the risks and uncertainties previously disclosed, the Partnership has also been, or may in the future be, impacted by new or heightened risks related to the COVID-19 pandemic and the recent sharp decline in commodity prices, and we cannot predict the length and ultimate impact of those risks. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
Item 7.01. Regulation FD
On June 1, 2020, the Partnership issued a press release announcing the planned retirement of Mr. Miller. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporation herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Exhibit Description

99.1	Press Release of Sunoco LP, dated June 1, 2020

10.1	Form of Separation Agreement with Thomas R. Miller

104	Cover Page Interactive Data File (formatted as Inline XBRL and filed herewith)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
		By:	Sunoco GP LLC, its general partner
Date:	June 4, 2020	By:	/s/ Arnold Dodderer
Arnold Dodderer
General Counsel and Assistant Secretary